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                                                                     Exhibit 3.5

                          CERTIFICATE OF INCORPORATION

                                       OF

                         ADVANCE ACQUISITION CORPORATION

                  First: The name of the corporation is ADVANCE ACQUISITION CORPORATION (the "Corporation").

                  Second: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name and address of the Corporation's registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.

                  Third: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

                  Fourth: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000), consisting of One Thousand (1,000) shares of common stock, $.01 par value per share (the "Common Stock"`).

                  Fifth: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The exact number of directors of the Corporation shall be fixed by or in the manner provided in the Bylaws of the Corporation (the "Bylaws").

                  Sixth: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  (a) to adopt, repeal, rescind, alter or amend in any respect the Bylaws, and to confer in the Bylaws powers and authorities upon the directors of the Corporation in addition to the powers and authorities expressly conferred upon them by statute;

                  (b) from time to time to set apart out of any funds or assets of the Corporation available for dividends an amount or amounts to be reserved as working capital or for any other lawful purpose and to abolish any reserve so created and to determine whether any, and, if any, what part, of the surplus of the Corporation or its net profits applicable to dividends shall be declared in dividends and paid to its stockholders, and all rights of the holders of stock of the Corporation in respect of dividends shall be subject to the power of the Board of Directors so to do;

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                  (c) subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

                  (d) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to execute all such powers and to do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the express provisions of said laws, of the Certificate of Incorporation of the Corporation and its Bylaws.

                  Seventh: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

                  Eighth: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

                  Ninth: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware Corporation Law. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                        2

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                  Tenth: The name and mailing address of the incorporator of the
Corporation are:

                                Thomas A. Waldman
                         300 S. Grand Avenue, 29th Floor
                          Los Angeles, California 90071


                  I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of August, 1998.

                                              /s/ Thomas A. Waldman
                                              ----------------------------------
                                              Thomas A. Waldman, Incorporator

                                        3

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                              CERTIFICATE OF MERGER
                                       OF
                          WESTERN AUTO SUPPLY COMPANY,
                             A DELAWARE CORPORATION,

                                      INTO

                        ADVANCE ACQUISITION CORPORATION,
                             A DELAWARE CORPORATION,

                         Pursuant to Section 251 of the
                General Corporation Law of the State of Delaware

          Pursuant to the provisions of Section 251(c) of the General Corporation Law of the State of Delaware, Advance Acquisition Corporation, a Delaware corporation (the "Company"), certifies the following:

          FIRST: The names of the constituent corporations and their respective states of incorporation are:

          Name of Corporation                                   State
          -------------------                                  --------

          Western Auto Supply Company                          Delaware
          Advance Acquisition Corporation                      Delaware

          SECOND: An Agreement and Plan of Merger dated as of August 16, 1998 (as amended, the "Agreement") among Western Auto Supply Company, a Delaware corporation ("Western Auto") and the Company and the Stockholders of Western Auto and the Company, providing for the merger of Western Auto with and into the Company, with the Company as the surviving corporation, has been approved, adopted, certified, executed and acknowledged by each of the above constituent corporations in accordance with and in the manner provided in Section 251 of the General Corporation Law of the State of Delaware.

          THIRD: The name of the surviving corporation in the merger is "Advance Acquisition Corporation."

          FOURTH: Upon the filing of this Certificate of Merger, the name of the surviving corporation shall change from "Advance Acquisition Corporation" to "Western Auto Supply Company."

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          FIFTH: The Certificate of Incorporation of the Company shall become the Certificate of Incorporation of the surviving corporation, except that Article First of said Certificate of Incorporation shall be amended to read as follows:

                  "The name of the corporation is WESTERN AUTO
                      SUPPLY COMPANY (the "Corporation")."

          SIXTH: The executed Agreement is on file at the principal place of business of the Company at 5673 Airport Road, Roanoke, Virginia 24012.

          SEVENTH: A copy of the Agreement will be furnished by the Company on request and without cost to any stockholder of either of the above constituent corporations.

Dated: November 1, 1998

                                        ADVANCE ACQUISITION CORPORATION

                                        By: /s/ J. O'Neil Leftwich
                                            ------------------------------------
                                            J. O'Neil Leftwich
                                            Senior Vice President and
                                            Chief Financial Officer